Exhibit 99.1

IFMI REPORTS FIRST QUARTER 2015 FINANCIAL RESULTS

First Quarter Adjusted Operating Income of $1.1 Million or $0.05 per Diluted Share

Board Declares Dividend of $0.02 per Share

Philadelphia and New York, May 4, 2015 – Institutional Financial Markets, Inc. (NYSE MKT: IFMI), a financial services firm specializing in credit-related fixed income investments, today reported financial results for its first quarter ended March 31, 2015.

•	Adjusted operating income was $1.1 million, or $0.05 per diluted share, for the three months ended March 31, 2015, compared to adjusted operating income of $4.7 million, or $0.23 per diluted share, for the three months ended December 31, 2014, and adjusted operating loss of $0.7 million, or $0.03 per diluted share, for the three months ended March 31, 2014. Adjusted operating income is not a measure recognized under US generally accepted accounting principles (“GAAP”). See Note 1 on page 3.

•	Revenue was $12.8 million for the three months ended March 31, 2015, compared to $17.8 million for the three months ended December 31, 2014, and $13.2 million for the three months ended March 31, 2014.

•	Total operating expenses were $12.5 million for the quarter ended March 31, 2015, compared to $13.6 million for the quarter ended December 31, 2014, and $14.9 million for the quarter ended March 31, 2014; representing decreases of 8% and 16%, respectively.

•	Compensation as a percentage of revenue was 59% for the three months ended March 31, 2015, compared to 43% for the three months ended December 31, 2014, and 60% for the three months ended March 31, 2014. The number of IFMI’s employees was 104 as of March 31, 2015, compared to 111 as of December 31, 2014, and 132 as of March 31, 2014.

•	Non-compensation operating costs, excluding depreciation and amortization, were $4.7 million for the three months ended March 31, 2015, compared to $5.7 million for the three months ended December 31, 2014, and $6.6 million for the three months ended March 31, 2014; representing decreases of 17% and 29%, respectively.

Lester Brafman, Chief Executive Officer of IFMI, said, “We continue to make progress on the execution of our strategic initiatives. We believe the sale of our European operations will further simplify IFMI’s business model and provide additional capital. We extended the deadline for closing the sale of our European operations from March 31 to June 30, 2015, in order to provide more time to complete the regulatory approval process. We remain focused on repositioning IFMI for future success and generating enhanced returns for our shareholders, as demonstrated by our commitment to paying a quarterly dividend.”

Capital Markets Revenue

Net trading revenue was $7.3 million for the three months ended March 31, 2015, compared to $8.2 million for the three months ended December 31, 2014, and $6.9 million for the three months ended March 31, 2014. The decrease from prior quarter was primarily due to less trading revenue from the Company’s European operations, while the increase from prior year quarter was primarily due to more trading revenue from the corporate, SBA, and TBA groups.

New issue and advisory revenue was $1.5 million for the three months ended March 31, 2015, compared to $2.2 million for the three months ended December 31, 2014, and $0.3 million for the three months ended March 31, 2014. New issue and advisory revenue has been, and will continue to be, volatile as it is dependent on a limited number of engagements and is only recognized when an underlying transaction closes.

Principal Transactions Revenue

As of March 31, 2015, the Company’s principal investing portfolio had an aggregate fair value of $25.8 million, including investments in ten CLOs with an aggregate fair value of $20.4 million.

Principal transactions revenue was $0.4 million for the three months ended March 31, 2015, compared to negative $0.3 million for the three months ended December 31, 2014, and $1.0 million for the three months ended March 31, 2014. The increase from the prior quarter was primarily the result of positive revenue from the Company’s CLO investments, which was partially offset by negative mark-to-market adjustments on one of the Company’s other investments. The decrease from the prior year period was primarily the result of lower revenue recognized from the Company’s investment in EuroDekania, which was partially offset by the positive revenue from the Company’s CLO investments.

Asset Management Revenue

Asset management revenue was $2.3 million for the three months ended March 31, 2015, compared to $4.5 million for the three months ended December 31, 2014, and $4.1 million for the three months ended March 31, 2014. The decrease from prior quarter was primarily the result of incentive fees in the Company’s European separate account business in the fourth quarter of 2014, which did not recur in the first quarter of 2015. The decrease from the prior year period was primarily the result of the successful auction and redemption of two of the Company’s managed CDOs and the transfer of several collateral management agreements for the Company’s legacy ABS-CDOs in 2014, which reduced CDO asset management fees. In addition, the decrease from the prior year period was also due to incentive fees in the Company’s European separate account business in the first quarter of 2014, which did not recur in the first quarter of 2015.

Other Revenue

Other revenue was $1.3 million for the three months ended March 31, 2015, compared to $3.2 million for the three months ended December 31, 2014, and $0.9 million for the three months ended March 31, 2014. The variation across the periods presented was primarily the result of the revenue share payments related to the sale of the Star Asia Group in February 2014, which fluctuated due to the amount of incentive fees received during certain periods.

Total Equity and Dividend Declaration

•	At March 31, 2015, total equity was $55.7 million, as compared to $56.5 million as of December 31, 2014.

•	The Company’s Board of Directors has declared a dividend of $0.02 per share. The dividend will be payable on June 2, 2015, to stockholders of record on May 19, 2015.

Strategic Transaction: Sale of European Operations

As previously announced, the Company has entered into a definitive agreement to sell its European operations to C&Co Europe Acquisition LLC, an entity controlled by Daniel G. Cohen, President and Chief Executive of IFMI’s European operations and Vice Chairman of IFMI’s Board of Directors, for approximately $8.7 million. The transaction is subject to customary closing conditions and regulatory approval from the United Kingdom Financial Conduct Authority. In order to provide more time to complete the regulatory approval process, the Company extended the deadline for the closing of the transaction from March 31 to June 30, 2015.

Upon the closing of the transaction, Mr. Cohen will resign as an officer from IFMI and will receive no termination compensation related to his resignation. Mr. Cohen will remain Vice Chairman of the IFMI Board of Directors and IFMI’s largest shareholder.

The European asset management business to be sold includes management agreements for the Dekania Europe I, II, and III CDOs and the management agreements for several European managed accounts. As of March 31, 2015, these European assets under management totaled approximately $768.1 million, which represented 19% of the Company’s total AUM. Although the manager of Munda CLO I will be part of the transferred business, the Munda CLO I management agreement will be held in trust for the benefit of IFMI. As of March 31, 2015, the Munda CLO I assets under management totaled approximately $572.1 million, which represented 14% of the Company’s total AUM. The European capital markets business consists of credit-related fixed income sales, trading, and financing as well as new issue placements in corporate and securitized products and advisory services, operating primarily through the Company’s subsidiary, Cohen & Company Financial Limited.

The combined European business to be sold, excluding Munda CLO I revenue and expenses, accounted for approximately $1.4 million of revenue, $1.1 million of operating loss, and $1.0 million of adjusted operating loss for the three months ended March 31, 2015, and approximately $0.2 million of net assets as of March 31, 2015.

Conference Call

Management will hold a conference call this morning at 10:00 a.m. Eastern Time to discuss these results. The conference call will also be available via webcast. Interested parties can access the webcast by clicking the webcast link on the Company’s website at www.IFMI.com. Those wishing to listen to the conference call with operator assistance can dial (877) 686-9573 (domestic) or (706) 643-6983 (international), participant pass code 37607909, or request the IFMI earnings call. A replay of the call will be available for two weeks following the call by dialing (800) 585-8367 (domestic) or (404) 537-3406 (international), participant pass code 37607909.

About IFMI

IFMI is a financial services company specializing in credit-related fixed income investments. IFMI was founded in 1999 as an investment firm focused on small-cap banking institutions, but has grown to provide an expanding range of asset management, capital markets, and investment banking solutions to institutional investors and corporations. IFMI’s operating segments are Principal Investing, Capital Markets, and Asset Management. The Principal Investing segment has historically been comprised of investments in IFMI sponsored investment vehicles, but has developed to encompass certain non-sponsored vehicles utilizing IFMI’s expertise in structured products. The Capital Markets segment consists of credit-related fixed income sales, trading, and financing as well as new issue placements in corporate and securitized products and advisory services, operating primarily through IFMI’s subsidiaries, J.V.B. Financial Group, LLC in the United States and Cohen & Company Financial Limited in Europe. The Asset Management segment manages assets through collateralized debt obligations, permanent capital vehicles, and managed accounts. As of March 31, 2015, IFMI managed approximately $4.1 billion in credit-related fixed income assets in a variety of asset classes including US trust preferred securities, European hybrid capital securities, and mortgage- and asset-backed securities. For more information, please visit www.IFMI.com.

Note 1: Adjusted operating income (loss) and adjusted operating income (loss) per share are non-GAAP measures of performance. Please see the discussion of non-GAAP measures of performance below. Also see the tables below for the reconciliations of non-GAAP measures of performance to their corresponding GAAP measures of performance.

Forward-looking Statements

This communication contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “ might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek,” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and our website at www.IFMI.com/sec-filings. Such risk factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, (h) an inability to generate incremental income from acquired businesses, (i) unanticipated market closures due to inclement weather or other disasters, (j) losses (whether realized or unrealized) on our principal investments, including on our CLO investments, (k) an inability to achieve projected integration synergies, and (l) an inability to close or further delays in the closing of the sale of our European operations, which is conditioned upon a number of events and approvals. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note Regarding Quarterly Financial Results

General

Due to the nature of our business, our revenue and operating results may fluctuate materially from quarter to quarter. Accordingly, revenue and net income in any particular quarter may not be indicative of future results. Further, our employee compensation arrangements are in large part incentive-based and, therefore, will fluctuate with revenue. The amount of compensation expense recognized in any one quarter may not be indicative of such expense in future periods. As a result, we suggest that annual results may be the most meaningful gauge for investors in evaluating our business performance.

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended
	3/31/15	12/31/14	3/31/14
Revenues

Net trading	$7,271	$8,180	$6,929
Asset management	2,298	4,493	4,069
New issue and advisory	1,498	2,215	330
Principal transactions	399	(336)	952
Other revenue	1,328	3,224	907

Total revenues	12,794	17,776	13,187

Operating expenses

Compensation and benefits	7,588	7,626	7,970
Business development, occupancy, equipment	818	955	1,058
Subscriptions, clearing, and execution	1,848	2,422	2,199
Professional services and other operating	2,025	2,296	3,321
Depreciation and amortization	234	254	331

Total operating expenses	12,513	13,553	14,879

Operating income (loss)	281	4,223	(1,692)

Non-operating income (expense)

Interest expense	(976)	(1,084)	(1,129)
Income from equity method affiliates	—	—	26

Income (loss) before income taxes	(695)	3,139	(2,795)
Income tax expense (benefit)	61	(575)	10

Net income (loss)	(756)	3,714	(2,805)
Less: Net income (loss) attributable to the noncontrolling interest	(198)	823	(707)

Net income (loss) attributable to IFMI	$(558)	$2,891	$(2,098)

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

Earnings per share

	Three Months Ended
	3/31/15	12/31/14	3/31/14
Basic
Net income (loss) attributable to IFMI	$(558)	$2,891	$(2,098)
Basic shares outstanding	15,149	14,954	14,868

Net income (loss) attributable to IFMI per share	$(0.04)	$0.19	$(0.14)

Fully Diluted
Net income (loss) attributable to IFMI	$(558)	$2,891	$(2,098)
Net income (loss) attributable to the noncontrolling interest	(198)	823	(707)
Adjustment (1)	2	202	(32)

Enterprise net income (loss)	$(754)	$3,916	$(2,837)

Basic shares outstanding	15,149	14,954	14,868
Unrestricted Operating LLC membership units exchangeable into IFMI shares	5,324	5,324	5,324
Additional dilutive shares	—	106	—

Fully diluted shares outstanding	20,473	20,384	20,192

Fully diluted net income (loss) per share	$(0.04)	$0.19	$(0.14)

Reconciliation of adjusted operating income (loss) to operating income (loss) and calculations of per share amounts

Operating income (loss)	$281	$4,223	$(1,692)
Depreciation and amortization	234	254	331
Share-based compensation	563	186	673

Adjusted operating income (loss)	$1,078	$4,663	$(688)

Fully diluted shares outstanding	20,473	20,384	20,192

Adjusted operating income (loss) per share	$0.05	$0.23	$(0.03)

(1)	An adjustment is included for the following reasons: (a) if the non-controlling interest membership units had been converted at the beginning of the period, the Company would have incurred a higher income tax expense or realized a higher income tax benefit, as applicable; and (b) to adjust the non-controlling interest amount to be consistent with the weighted average share calculation.

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2015 (unaudited)	December 31, 2014
Assets
Cash and cash equivalents	$5,082	$12,253
Receivables from brokers, dealers, and clearing agencies	1,762	1,636
Due from related parties	353	552
Other receivables	7,490	9,398
Investments - trading	151,507	126,748
Other investments, at fair value	25,823	28,399
Receivables under resale agreements	110,913	101,675
Goodwill	7,992	7,992
Other assets	6,675	7,434

Total assets	$317,597	$296,087

Liabilities
Payables to brokers, dealer, and clearing agencies	$31,657	$48,013
Due to related parties	58	—
Accounts payable and other liabilities	4,782	5,103
Accrued compensation	1,734	4,054
Trading securities sold, not yet purchased	80,484	48,740
Securities sold under agreements to repurchase	111,118	101,856
Deferred income taxes	3,914	3,888
Debt	28,198	27,939

Total liabilities	261,945	239,593

Equity
Voting nonconvertible preferred stock	5	5
Common stock	15	15
Additional paid-in capital	75,110	74,604
Accumulated other comprehensive loss	(954)	(772)
Accumulated deficit	(26,480)	(25,617)

Total stockholders’ equity	47,696	48,235
Noncontrolling interest	7,956	8,259

Total equity	55,652	56,494

Total liabilities and equity	$317,597	$296,087

Non-GAAP Measures

Adjusted operating income (loss) and adjusted operating income (loss) per diluted share

Adjusted operating income (loss) is not a financial measure recognized by GAAP. Adjusted operating income (loss) represents operating income (loss), computed in accordance with GAAP, before depreciation and amortization and share-based compensation expense. Depreciation and amortization and share based compensation expenses that have been excluded from adjusted operating income (loss) are non-cash items. Adjusted operating income (loss) per diluted share is calculated, by dividing adjusted operating income (loss) by diluted shares outstanding calculated in accordance with GAAP.

We present adjusted operating income (loss) and related per diluted share amounts in this release because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted operating income (loss) and related per diluted share amounts help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash or recurring impact on our current operating performance. In addition, our management uses adjusted operating income (loss) and related per diluted share amounts to evaluate the performance of our operations. Adjusted operating income (loss) and related per diluted share amounts, as we define them, are not necessarily comparable to similarly named measures of other companies and may not be appropriate measures for performance relative to other companies. Adjusted operating income (loss) should not be assessed in isolation from or construed as a substitute for operating income (loss) prepared in accordance with GAAP. Adjusted operating income (loss) is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

Contact:

Investors:	Media:
Institutional Financial Markets, Inc.	Joele Frank, Wilkinson Brimmer Katcher
Joseph W. Pooler, Jr., 215-701-8952	James Golden and Joe Berg, 212-355-4449
Executive Vice President and	jgolden@joelefrank.com or jberg@joelefrank.com
Chief Financial Officer investorrelations@ifmi.com